FINANCING AGREEMENT

THIS FINANCING AGREEMENT (this "Agreement") made as of this 8th day of September 2020 by and between **Sunshine Biopharma, Inc.**, a Colorado corporation, having offices at 6500 Trans-Canada Highway, 4th Floor, Pointe-Claire, Quebec, Canada H9R 0A5 (hereinafter referred to as "SBFM") and **RB Capital Partners, Inc.**, having offices at 2856 Torrey Pines Road, La Jolla, CA 92037 (hereinafter referred to as "RBCAP"); SBFM and RBCAP are referred to individually as "Party" or collectively as "Parties"

WHEREAS SBFM (OTC Markets: SBFM) is a pharmaceutical company focused on the research, development and commercialization of oncology and antiviral drugs (the "Projects");

WHEREAS SBFM is seeking financing for the Projects;

WHEREAS RBCAP is interested in financing the Projects and has agreed to provide SBFM with a minimum of $2,000,000 in convertible debt financing over the next three to six month period (the "Funding");

WHEREAS RBCAP has purchased a promissory note issued by SBFM on December 31, 2019, having a face value principal amount of $122,253 and an interest rate of 12% per annum (the "Purchased Note");

WHEREAS in consideration for providing the Funding to SBFM, RBCAP desires the Purchased Note to be rendered convertible at a conversion price of $0.001 per share;

NOW THEREFORE, the Parties agree as follows:

1. RBCAP hereby commits and agrees to provide the Funding to SBFM in the form of monthly wire transfers ranging in amounts ranging between $250,000 to $1,000,000 beginning on or about September 18, 2020. In exchange, SBFM shall issue to RBCAP convertible promissory notes (the "Convertible Notes") each having a principal amount face value between $250,000 and $1,000,000, bearing interest at 5% per annum and fully convertible into shares of SBFM Common Stock at a conversion price per share equal to the VWAP for the prior 30 trading days or $0.30, whichever is greater. Each of the Convertible Notes shall have a maturity date of two years from the date of issuance and must be fully converted on or before the maturity date. SBFM reserves the right to pay off any part or all of the Notes at any time without penalty.

2. In consideration of RBCAP providing the Funding to SBFM, SBFM hereby agrees to amend the Purchased Note and render the same convertible into shares of SBFM Common Stock at a conversion price of $0.001 per share.

3. This Agreement shall supersede any and all other contracts or agreements (including verbal communications) between the Parties.

4. Each Party hereby agrees to keep this Agreement and all information furnished hereunder strictly confidential, and no Party may disclose the terms of this Agreement or any of the information disclosed in connection with this Agreement (which is not publicly available) to any third party, except that any one of the Parties may disclose any of the information provided to it by the other Parties in connection with this Agreement to (i) persons that SBFM deems to be necessary to effectuate the transactions contemplated under this Agreement, (ii) any regulatory, legal or judicial body, or (iii) any litigation involving this Agreement. None of the Parties shall disclose to any third party any information pertaining to this Agreement except as permitted under (i), (ii) or (iii) in this Section 4, or as may be required for SBFM as a publicly traded company after receipt of the first tranche of the Funding. No Party shall make use of the information supplied in connection herewith for any purpose other than those relating to the transactions contemplated herein.

5. The laws of the State of Colorado (USA) shall govern the validity, enforcement and interpretation of this Agreement.

6. Any notice pursuant to this Agreement shall be given by email as follows:

- If to RBCAP: brett.rosen325@gmail.com
- If to SBFM: info@sunshinebiopharma.com

7. This Agreement contains the entire agreement between the Parties and supersedes all previous agreements, either oral or written, between the Parties. This Agreement cannot be modified or amended except by a written instrument signed by all Parties.

IN WITNESS WHEREOF, the Parties have respectively executed this Agreement as of the date first above written.

For SBFM

Mr. Camille Sebaaly, CFO

For RBCAP

Brett Rosen

Mr. Brett Rosen, Managing Partner